Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that
the
undersigned appoints each of LISA PAI and HELEN KIM, each acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described, to:

1. prepare,

execute, deliver and file for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Nara Bancorp, Inc.
or Nara Bank (the "Company"), Forms 3, 4, and 5 in accordance with
Section
16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder as amended from time to time (the "Exchange Act");


2.  do
and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, including any electronic filing thereof, complete and execute any amendment or amendments thereto, and timely file such form with the United States
Securities and Exchange Commission and
any stock exchange or similar
authority;

3.  seek or obtain, as
the undersigned's representative and
on the undersigned's behalf,
information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

4.  take any other
action of
any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned
hereby
grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the responsibility to file the Forms 3, 4 and 5 are the responsibility of the undersigned, and the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act.  The
undersigned further acknowledges and
agrees that the attorneys-in-fact
and the Company are relying on written
and oral information provided by
the undersigned to complete such forms and the undersigned is responsible for reviewing the completed forms prior to their filing. The attorneys-in-fact and the Company are not responsible for any errors or omissions in such filings. The attorneys-in-fact and the Company are not responsible for determining whether or not the transactions reported could be matched with any other transactions for the purpose of determining liability for short-swing profits under Section 16(b).



This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS
WHEREOF, the
undersigned has caused this Power of Attorney to be executed as of this
26th day of October, 2005.

Signature: /CHANG HEE KIM/

Print Name:
CHANG HEE KIM


STATE OF [CA]
COUNTY OF LOS
ANGELES

On this
26th day of October, 2005, CHANG HEE KIM personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

IN
WITNESS WHEREOF, I have hereunto set my hand and official seal.


Jung Hee Kim
Notary Public

My Commission
Expires: 06/29/2009